                                THE TORO COMPANY

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
















                            EFFECTIVE JANUARY 1, 1999
                            AS AMENDED JULY 20, 2000

                                    CONTENTS

Purpose  .................................................................................................    2
I.       DEFINITIONS......................................................................................    2
II.      ELIGIBILITY, PARTICIPATION, DEFERRAL ELECTION....................................................    6
         2.1      Eligibility.............................................................................    6
         2.2      Participation...........................................................................    6
         2.3      Deferral Election.......................................................................    6
III.     CREDITING;VESTING; TAXES.........................................................................    7
         3.1      Amounts to be Credited to Accounts......................................................    7
         3.2      Vesting.................................................................................    8
IV.      DISTRIBUTIONS....................................................................................    9
         4.1      Distributable Events....................................................................    9
         4.2      Method of Payment.......................................................................    9
         4.3      Death Prior to Completion of Payment....................................................    9
         4.4      Payment Prior to Retirement.............................................................    10
         4.5      Unforseeable Financial Emergencies......................................................    10
         4.6      Distribution in the Event of Taxation...................................................    10
         4.7      Withholding.............................................................................    10
         4.8      Deductions..............................................................................    11
V.       BENEFICIARY DESIGNATION..........................................................................    11
VI.      ADMINISTRATION...................................................................................    11
         6.1      Committee Duties........................................................................    11
         6.2      Administrative Committee; Agents........................................................    11
         6.3      Binding Effect of Decisions.............................................................    12
         6.4      Indemnity of Committee and Administrative Committee.....................................    12
VII.     TERMINATION; AMENDMENT OR MODIFICATION...........................................................    12
         7.1      Termination.............................................................................    12
         7.2      Amendment or Modification...............................................................    12
VIII.    TRUST............................................................................................    13
         8.1      Trust Assets............................................................................    13
         8.2      Enforcement of Funding..................................................................    13
         8.3      Miscellaneous...........................................................................    13
IX.      MISCELLANEOUS....................................................................................    13
         9.1      Status of Plan..........................................................................    13
         9.2      Unsecured General Creditor..............................................................    14
         9.3      Nonassignability........................................................................    14
         9.4      Discharge of Obligations................................................................    14
         9.5      Not a Contract of Employment............................................................    14
         9.6      Governing Law...........................................................................    14
         9.7      Notice..................................................................................    15
         9.8      Successors..............................................................................    15
         9.9      Validity................................................................................    15
         9.10     Court Order.............................................................................    15
         9.11     No Assurance of Tax Consequences........................................................    16

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                                THE TORO COMPANY
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            Effective January 1, 1999
                            As amended July 20, 2000



                                     PURPOSE

         The growth and success of The Toro Company depend on its ability to attract and retain the services of Directors of the highest competence, initiative, integrity, and ability. The purpose of this Plan is to advance the interests of the Company and its stockholders through a deferred compensation program designed to attract, motivate and retain Directors and selected Consultants. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                I.   DEFINITIONS

         For purposes of this Plan, the following words and phrases have the meanings indicated, unless a different meaning is clearly indicated by the context:

         "Account" means a book entry account established and maintained in the Company's records in the name of a Participant pursuant to Articles II and III, and includes a Cash Account, a Common Stock Units Account and a Retirement Units Account.

         "Beneficiary" means one or more individuals, trusts, estates or other entities, designated in accordance with, or otherwise determined under, Article V to receive benefits under this Plan upon the death of a Participant.

         "Board" means the Board of Directors of the Company.

         "Cash Account" means an Account with entries denominated in dollars, credited in accordance with Section 3.1(a).

         "Change of Control" means:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

         (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Committee" means the committee described in Article VI, and if an Administrative Committee has been appointed pursuant to Section 6.2, shall include such Administrative Committee.

         "Common Stock" means The Toro Company Common Stock, $1.00 par value, and related preferred share purchase rights, or any other equity security of the Company designated by the Committee, as such shares may be adjusted in accordance with Section 3.1(d)(i).

         "Common Stock Units Account" means an Account with entries denominated in Units (including fractions) that are credited in accordance with Section 3.1(b).

         "Company" means The Toro Company, a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

         "Consultant" means an individual engaged by the Company as an independent contractor to perform consulting or similar services for the Company or a subsidiary of the Company under a written agreement that specifically designates certain Consulting Fees as eligible for deferral under this Plan.

         "Consulting Fees" means the consideration paid by the Company or a subsidiary to a Consultant for services. Consulting Fees shall be calculated before reduction for amounts voluntarily deferred or contributed by the Participant pursuant to this Plan.

         "Deferral Election" means a Participant's election under Section 2.2, made in the form prescribed by the Committee.

         "Director" means any member of the Board who is not an employee of the Company or of any subsidiary of the Company.

         "Directors Fees" means amounts paid to a Director as compensation (but not as reimbursement of expenses) for serving on the Board, including retainer fees, meeting fees and stock grants or awards.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time.

         "Participant" means a Director who elects to participate in the Plan in accordance with Article II, and includes a Consultant who is selected to participate in the Plan and who elects to do so. Status as a Participant shall continue for as long as the individual has a balance credited to an Account under the Plan, even if the Participant is no longer a Director or Consultant. Neither a Beneficiary, a spouse or former spouse nor an executor or personal administrator of a Participant's estate shall be treated as a Participant even if such spouse or the Participant's estate has an interest in the Participant's benefits under the Plan.

         "Plan" means this Deferred Compensation Plan for Non-Employee Directors, as it may be amended from time to time.

         "Plan Year" means the calendar year.

         "Retirement", "Retire(s)" or "Retired" refer to resignation or retirement from the Board or termination of service as a Director for any reason; and, with respect to a Consultant, means termination of service as a Consultant for any reason.

         "Retirement Units Account" means an Account with entries denominated in Units (including fractions) that are credited in accordance with Section 3.1(c) of the Plan.

         "Retirement Stock Election" means an election permitted one time only not later than October 31, 2000 to convert cash amounts previously accrued for a Director's benefit pursuant to The Toro Company Non-Employee Director Retirement Plan, into Units credited to a Retirement Units Account under this Plan.

         "Trust" means one or more trusts established by the Company to be used in connection with the Plan.

         "Trustee" means the financial institution acting at the time as trustee of the Trust.

         "Unforeseeable Financial Emergency" means an unanticipated severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's residence or other property due to casualty, or (iii) other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

         A "Unit" has a value equal to one share of Common Stock, subject to adjustment by the Committee in accordance with Section 3.1(d) of the Plan.

                 II.        ELIGIBILITY, PARTICIPATION, DEFERRAL
                                    ELECTION

2.1      ELIGIBILITY

         Any Director is eligible to participate in the Plan. A Consultant who is selected by the Company to participate is eligible to participate in the Plan.

2.2      PARTICIPATION

         A Director or eligible Consultant may become a Participant in the Plan by completing, signing and delivering to the Office of the Corporate Secretary a Deferral Election, which may include a beneficiary designation, and such other material as the Committee may request.

2.3      DEFERRAL ELECTION

         (a) Deadline for Delivery. A Director or an eligible Consultant may deliver a Deferral Election not later than December 31 of any year prior to a Plan Year in which it is to become effective.

              (i) Notwithstanding the foregoing:

                   (A) In a year in which the Plan is amended to permit deferral of compensation not previously subject to deferral, a Director or eligible Consultant may submit a Deferral Election not later than 30 days after the effective date of the amendment, provided that the election shall be effective only with respect to Directors Fees or Consulting Fees not due and payable at the time the election is received.

                   (B) In a year in which an individual first becomes a Director or an eligible Consultant, the individual may submit a Deferral Election not later than 30 days after the date the individual becomes eligible to participate in the Plan, provided that the election shall be effective only with respect to Directors Fees or Consulting Fees not due and payable at the time the election is received.

         (b) Election Irrevocable. A Deferral Election is effective upon delivery and is irrevocable with respect to the Plan Year for which it is made. A Participant may change a Deferral Election for a subsequent Plan Year by delivering a new Deferral Election to the Office of the Corporate Secretary not later than December 31 of the preceding Plan Year.

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                        III.   CREDITING; VESTING; TAXES

3.1      AMOUNTS TO BE CREDITED TO ACCOUNTS

         (a) Cash Account. A Participant's Cash Account shall be credited with Directors Fees deferred pursuant to a valid Deferral Election and shall be further credited with interest at a rate and in a manner determined by the Committee to be consistent with the prime rate of interest charged to individual borrowers by U.S. Bank, National Association (formerly First Bank National Association) or its successor. Prior to a Change of Control, the method for determining the interest crediting rate may be changed at any time, at the discretion of the Committee. After the Trust is funded in event of a Change of Control, the Trustee shall have authority to change the method of determining the interest crediting rate.

         Interest shall be credited at the end of each calendar quarter.

         (b) Common Stock Units Account. A Participant's Common Stock Units Account shall be credited with a number of Units equal to the number of shares of Common Stock that otherwise would have been issued to Participant by way of a stock grant or award and that were deferred pursuant to a valid Deferral Election.

         (c) Retirement Units Account. A Participant's Retirement Units Account shall be credited with a number of Units equal to the dollar value of retirement benefits accrued under The Toro Company Non-Employee Director Retirement Plan at October 31, 2000 divided by the 4 p.m. New York Stock Exchange closing price of one share of the Common Stock on October 31, 2000, provided the Participant is eligible to make an election to convert such accrued benefits and has properly made the election.

         (d) Account Value. Subject to the provisions of subparagraph (i) of this Section 3.1(d), the value of Units in a Common Stock Units Account or Retirement Units Account shall fluctuate with the New York Stock Exchange price of the Common Stock.

              (i) In the event of a corporate transaction involving the Company (including, without limitation, any merger, consolidation, recapitalization, reorganization, split off, spin off, reclassification, combination, stock dividend, stock split, reverse stock split, repurchase, exchange, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or change in the corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend), the Committee shall adjust Accounts to preserve their benefits or potential benefits. Action by the Committee may include all or any of (i) appropriate adjustments in the number of Units then credited to an Account; (ii) conversion of Units to other new or different securities into which the Common Stock may be converted; (iii) cash payments, or

(iv) any other adjustment the Committee determines to be equitable and consistent with the purposes of this Plan. In the event that Common Stock is converted into cash in connection with a corporate transaction described in this subsection, the value of the Units in any Account shall be converted to a dollar amount, by multiplying the number of Units in each Account by the fair market value of a share of Common Stock on the date of the corporate transaction, and such amounts shall be credited with interest at a rate and in a manner determined by the Company to be consistent with the average prime rate of interest charged by U.S. Bank, National Association to its individual borrowers. If the Trust is funded in the event of a Change of Control, the Trustee shall have authority to change the method of determining the interest crediting rate.

         (e) Time of Crediting. Directors Fees and Consulting Fees deferred under this Plan shall be withheld at the time they otherwise would be paid to the Participant, whether or not payment occurs during the Plan Year itself. Units credited to a Retirement Units Account will be credited as of October 31, 2000.

         (f) Dividends. In the event that the Company pays dividends on its Common Stock, each of the Common Stock Units Account and Retirement Units Account shall be credited with additional Units (including fractions). The number of additional Units to be credited shall be determined by dividing the aggregate dollar value of the dividends that would be paid on the Units, if such Units were Common Stock, by the 4 p.m. New York Stock Exchange closing price of one share of the Common Stock on the dividend payment date.

         (g) Self-Employment and Other Taxes. The Company may withhold from a Participant's Directors Fees or Consulting Fees, in a manner determined by the Committee, the Participant's share of self-employment, FICA and other taxes that may be required to be withheld. If necessary, the Committee may reduce the amount of Directors Fees or Consulting Fees a Participant elects to defer in order to comply with this Section 3.1(g).

3.2      VESTING

         A Participant's Cash Account and Common Stock Units Account shall at all times be fully vested, subject only to the Participant's status as a general creditor of the Company, as provided in Section 9.2. A Director Participant's Retirement Units Account shall vest on the date that the Director completes five full years of service as a member of the Board.

                              IV.   DISTRIBUTIONS

4.1      DISTRIBUTABLE EVENTS

         Distributions under the Plan shall be payable in accordance with a Participant's Deferral Election upon the earliest of (i) Retirement, (ii) prior to Retirement if a valid election has been made under Section 4.4, or (iii) an Unforeseeable Financial Emergency under Section 4.5.

4.2      METHOD OF PAYMENT

         (a) A Participant may elect, in a manner determined by the Committee, (i) to receive Cash Account distributions in a lump sum or in quarterly installments over a period of time not to exceed ten years or such period as the Committee may determine and (ii) to receive Common Stock Units Account distributions in a single distribution or in annual installments over a period of time not to exceed ten years or such period as the Committee may determine and (iii) to receive Retirement Units Account distributions in a single distribution or over a period of time not to exceed five years.

         (b) An election may be changed to an allowable alternative payment period by submitting a new election to the Committee, in a form approved by the Committee, provided that an election submitted less than two years before the distribution is to commence shall not be given effect. The most recent effective election received by the Committee shall govern the payment. If a Participant does not make a valid election with respect to the payment of benefits, then such benefits shall be payable in a single distribution. The single distribution shall be made, or installment payments shall commence, on or around the 15th day of January immediately after the calendar year in which the Participant Retires.

         (c) Any Account denominated in Units shall be payable only in shares of Common Stock, except that cash shall be paid for any fractional share. Distributions of Common Stock shall be made either in a single distribution or in annual installments. If, at the time of any annual installment payment, the total number of Units in a Participant's Common Stock Units Account and Retirement Units Account is 1,000 or less, the balance in such Accounts shall be distributed in a single distribution.

4.3      DEATH PRIOR TO COMPLETION OF PAYMENT

         If a Participant dies after Retirement but before his or her Accounts are distributed in full, the remaining Account Balance shall be paid to the Participant's Beneficiary, in a lump sum or, if the Participant has so elected, in installments.

4.4      DISTRIBUTION PRIOR TO RETIREMENT

         Subject to Committee approval, a Participant may irrevocably elect in a Deferral Election to receive all or part of the balance of either or both of the Cash Account or the Common Stock Units Account, but not the Retirement Units Account, in any year prior to Retirement. Except as provided in Section 4.5, no distribution prior to Retirement shall be made until at least two Plan Years have elapsed following Committee approval of the election. A distribution in any year shall not exceed the aggregate of the balance of each of the Cash Account and Common Stock Units Account as of the last day of the Plan Year immediately prior to the Plan Year in which the distribution is made. Any distribution made pursuant to an approved election hereunder shall be made in a single distribution by March 1 of the year in which it becomes payable.

4.5      UNFORESEEABLE FINANCIAL EMERGENCIES

         A Participant who experiences an Unforeseeable Financial Emergency may request either or both of (i) suspension of any deferrals then in effect and
(ii) a partial or full distribution from the Plan. The Committee shall in its discretion act on the Participant's request, but a distribution shall not exceed the lesser of the aggregate balance of the Participant's Accounts or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

4.6      DISTRIBUTION IN THE EVENT OF TAXATION

         A Participant or Beneficiary may request the Committee before a Change of Control, or the Trustee after a Change of Control, for a distribution of that portion of any benefit under the Plan that has become taxable to such Participant or Beneficiary prior to its receipt. The Committee shall not unreasonably withhold its consent to any such request. After a Change of Control, the Trustee shall consent to any such request upon a proper showing that the benefits are taxable. Once consent to such a request is granted, the Plan shall distribute to the Participant or Beneficiary an amount equal to the taxable portion of the benefit, but not more than the aggregate balance then credited to all of the Participant's Accounts. Distribution shall be made not later than 90 days after the date a request is granted by the Committee. Such a distribution shall reduce applicable Account balances and the benefits to be paid under this Plan.

4.7      WITHHOLDING

         The Company or the Trustee shall withhold from any distribution to a Participant or Beneficiary all federal, state and local income, employment and other taxes required to be withheld from such distribution, in amounts and in a manner determined in the discretion of the Company or Trustee.

4.8      DEDUCTIONS

         Prior to a Change of Control, the Company may deduct from any distribution to a Participant or Beneficiary any amounts due from the Participant to the Company.

                          V.   BENEFICIARY DESIGNATION

         Each Participant shall have the right to designate one or more Beneficiaries (including primary and contingent Beneficiaries) to receive any benefits payable under the Plan. A Participant shall have the right to change a Beneficiary by completing a new beneficiary designation on a form approved by the Committee.

         If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then payment shall be made as required under the Participant's will; or, in the event there is no will under applicable state law, then to the persons who, at the date of the Participant's death, would be entitled to share in the distribution of the deceased Participant's estate under applicable state law then in force governing the decedent's intestate property.

                              VI.   ADMINISTRATION

6.1      COMMITTEE DUTIES

         This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board may appoint. Members of the Committee may be Participants. The Committee shall have the discretion and authority, subject to Section 7.2, to make amendments to this Plan or in its discretion it may recommend amendments to the Board for its action. The Committee shall have the discretion and authority to make, amend, interpret and enforce appropriate rules and regulations for the administration of this Plan and to decide or resolve, in its discretion, any and all questions involving interpretation of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or by the Company.

6.2      ADMINISTRATIVE COMMITTEE; AGENTS

         The Committee may, from time to time, appoint an Administrative Committee and delegate to the Administrative Committee such duties and responsibilities (including the authority to make ministerial or administrative amendments to this Plan) with respect to the Plan as the Committee may determine. The Committee, and the Administrative Committee, may employ agents and delegate to them such duties as either Committee sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

6.3      BINDING EFFECT OF DECISIONS

         The decisions or actions of the Committee, and of the Administrative Committee, with respect to the administration, interpretation and application of the Plan and the rules and regulations hereunder shall be final and conclusive and shall be binding upon all persons having any interest in the Plan.

6.4      INDEMNITY OF COMMITTEE AND ADMINISTRATIVE COMMITTEE

         The Company shall indemnify and hold harmless the members of the Committee, the Administrative Committee, and any agent or employee to whom the duties of the Committee or the Administrative Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

                  VII.   TERMINATION; AMENDMENT OR MODIFICATION

7.1      TERMINATION

         Although the Company anticipates that the Plan will continue for an indefinite period of time, it reserves the right to terminate the Plan at any time with respect to any or all Participants. Upon termination, the Accounts of the affected Participants shall be paid pursuant to the Participants' election or, at the discretion of the Company, in a lump sum.

         Termination of the Plan shall not adversely affect the rights under the Plan of any Participant or Beneficiary who has become entitled to the payment of any Plan benefits as of the date of termination. The Company shall, however, have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a single distribution.

7.2      AMENDMENT OR MODIFICATION

         The Company may, at any time, amend or modify the Plan in whole or in part; provided, that no amendment or modification shall decrease the balances of a Participant's Accounts. No amendment or modification of the Plan shall affect the rights of any Participant or Beneficiary who has become entitled to the distribution of benefits under the Plan as of the date of the amendment or modification. The Company shall, however, have the right to accelerate installment payments by paying amounts then credited to the Accounts in a single distribution without a premium or prepayment penalty.

                                  VIII.   TRUST

8.1      TRUST ASSETS

         The Company may transfer to the Trust such assets as it determines, in its sole discretion, are necessary or appropriate to provide for its liabilities under the Plan. In the event of a Change of Control, the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, make irrevocable contributions to the Trust in amounts that are sufficient to pay the Participants or Beneficiaries the benefits to which the Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, including benefits that vest under the Plan as a result of the Change of Control. The Company is entitled at any time or times prior to a Change of Control, in its sole discretion, to substitute assets of equal fair market value for any assets held in the Trust.

8.2      ENFORCEMENT OF FUNDING

         If following a Change of Control, irrevocable contributions to the Trust have not been made as required in Section 8.1 hereof, any Participant or Beneficiary shall have the right to seek specific performance from the Company of its obligation to make such contributions. The Company consents to the jurisdiction of the district courts of the State of Minnesota to determine any action for such specific performance.

8.3      MISCELLANEOUS

         The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to any assets held by the Trust. The Company's obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and the Company's obligations under the Plan shall be reduced to the extent of any such distributions.

                               IX.   MISCELLANEOUS

9.1      STATUS OF PLAN

         The Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select management group, within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted in a manner consistent with that intent.

9.2      UNSECURED GENERAL CREDITOR

         Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or of the Trust. For purposes of the payment of benefits under this Plan, any and all of the Company's assets including any assets of the Trust shall be, and remain until paid, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

9.3      NONASSIGNABILITY

         Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof. All of such rights are expressly declared to be unassignable and nontransferable. None of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

9.4      DISCHARGE OF OBLIGATIONS

         The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant and any other Beneficiary.

9.5      NOT A CONTRACT OF EMPLOYMENT

         The terms and conditions of this Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained as a Director of the Company or a Consultant to the Company, or interfere with the right of the Company to sever its relationship with the Participant at any time.

9.6      GOVERNING LAW

         This Plan and Deferral Elections under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction to the substantive law of another jurisdiction, to the extent not superseded by ERISA.

9.7      NOTICE

         Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or by facsimile, to the address below:

                               Corporate Secretary
                                The Toro Company
                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.8      SUCCESSORS

         The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

9.9      VALIDITY

         If any provision of this Plan shall be found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

9.10     COURT ORDER

         The Committee is authorized to make any payments directed by court order. If a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

9.11     NO ASSURANCE OF TAX CONSEQUENCES

         Neither the Company nor the Board nor any other person guarantees or assures a Participant or Beneficiary of any particular federal or state income tax, payroll tax, or other tax consequence of participation in this Plan. A Participant should consult with professional tax advisors regarding all questions related to the tax consequences of participation.

         IN WITNESS WHEREOF, the Company has signed this Plan document as of July 20, 2000.

                                   THE TORO COMPANY


                                   By
                                           -------------------------------------
                                   Title
                                           -------------------------------------


Plan History                        Action
------------                        ------
January 1, 1999                     Effective Date (adopted by Board of Directors on
                                    November 18, 1998)

July 20, 2000                       Amendment to permit deferral of stock grants and awards
                                    and to create retirement accounts for accrued benefits
                                    under the Non-Employee Directors Retirement Plan, to be
                                    terminated on October 31, 2000
